    As filed with the Securities and Exchange Commission on October 22, 2001

                                                       Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   42-1520346
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                    Identification No.)

                                 711 HIGH STREET
                             DES MOINES, IOWA 50392
                    (Address of Principal Executive Offices)


              PRINCIPAL FINANCIAL GROUP, INC. STOCK INCENTIVE PLAN PRINCIPAL FINANCIAL GROUP LONG-TERM PERFORMANCE PLAN
              PRINCIPAL FINANCIAL GROUP, INC. DIRECTORS STOCK PLAN
          PRINCIPAL FINANCIAL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                              KAREN E. SHAFF, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         PRINCIPAL FINANCIAL GROUP, INC.
                                 711 HIGH STREET
                             DES MOINES, IOWA 50392
                                 (515) 247-5111
            (Name, address and telephone number of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE


================================================================================

                                          Proposed           Proposed
Title of                                   maximum            maximum
securities to be     Amount to be      offering price        aggregate            Amount of
registered            registered          per share        offering price      registration fee
----------------     -------------     --------------      --------------      ----------------
Common stock,        20,000,000 (1)          (2)           $400,000,000 (3)         $100,000
par value $ .01
per share

================================================================================

(1) Consists of shares of common stock to be offered pursuant to the Principal Financial Group, Inc. Stock Incentive Plan, the Principal Financial Group Long-Term Performance Plan, the Principal Financial Group, Inc. Directors Stock Plan and the Principal Financial Group, Inc. Employee Stock Purchase Plan. Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the employee benefit plans described herein is hereby also registered.

(2)  Not applicable.

(3) Computed pursuant to Rule 457(h) of the Securities Act solely for the purpose of determining the registration fee, based on an assumed price of $20.00 per share, which is the maximum of the proposed range of offering prices with respect to Principal Financial Group, Inc.'s initial public offering of common stock pursuant to Amendment No. 4 to the Registration Statement on Form S-1, file number 333-62558, as filed with the Securities and Exchange Commission on October 22, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Amendment No. 4 to Principal Financial Group, Inc.'s Registration Statement on Form S-1, file number 333-62558, and related Prospectus, as filed with the Securities and Exchange Commission on October 22, 2001, is incorporated by reference in this Registration Statement. Information relating to Principal Financial Group, Inc.'s common stock is set forth under the caption "Description of Capital Stock and Change of Control Related Provisions" in the Registration Statement on Form S-1.

         In addition, all documents subsequently filed by Principal Financial Group, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Our directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and our certificate of incorporation and by-laws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and our certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

         If the person involved is not a director or officer of Principal Financial Group, Inc., the board of directors may cause Principal Financial Group, Inc. to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was our employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         We have policies in force and effect to insure our directors and officers against such losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 10.

Item 9.  Undertakings

         (a)   Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, Iowa on October 22, 2001.

                                   PRINCIPAL FINANCIAL GROUP, INC.


                                   By:  /s/ J. Barry Griswell
                                        ----------------------------------------
                                        Name:  J. Barry Griswell
                                        Title:  President and Chief Executive
                                                Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                              Title                                    Date
----------                              -----                                    ----

         /s/ David J. Drury             Chairman of the Board, Chairman and      October 22, 2001
------------------------------------    Director
           David J. Drury

        /s/ J. Barry Griswell           President and Chief Executive Officer    October 22, 2001
------------------------------------    and Director
          J. Barry Griswell

        /s/ Michael H. Gersie           Executive Vice President and Chief       October 22, 2001
------------------------------------    Financial Officer
          Michael H. Gersie             (principal financial officer and
                                        principal accounting officer)

                  *                     Director                                 October 22, 2001
------------------------------------
          Betsy J. Bernard

                  *                     Director                                 October 22, 2001
------------------------------------
        Jocelyn Carter-Miller

                  *                     Director                                 October 22, 2001
------------------------------------
            Daniel Gelatt

                  *                     Director                                 October 22, 2001
------------------------------------
          Sandra L. Helton

                  *                     Director                                 October 22, 2001
------------------------------------
         Charles S. Johnson

                  *                     Director                                 October 22, 2001
------------------------------------
           William T. Kerr

                  *                     Director                                 October 22, 2001
------------------------------------
               Lee Liu


                  *                     Director                                 October 22, 2001
------------------------------------
        Victor H. Loewenstein

                  *                     Director                                 October 22, 2001
------------------------------------
          Ronald D. Pearson

                  *                     Director                                 October 22, 2001
------------------------------------
          Federico F. Pena

                  *                     Director                                 October 22, 2001
------------------------------------
          Donald M. Stewart

                  *                     Director                                 October 22, 2001
------------------------------------
        Elizabeth E. Tallett


* By:   /s/ Michael H. Gersie
     -------------------------------------------
        Michael H. Gersie, Attorney-in-Fact

                                Index to Exhibits

 Exhibit No.     Description of Exhibit
 -----------     ----------------------

 4.1 Form of Certificate for the Common Stock of Principal Financial Group, Inc., par value $0.01 per share, previously filed as
                 Exhibit 4.1 to Amendment No. 1 of Principal Financial Group, Inc.'s Registration Statement on Form S-1 (No. 333-62558) and incorporated herein by reference.

 4.2             Form of Stockholder Rights Agreement, previously filed as
                 Exhibit 4.2 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (No. 333-62558) and incorporated herein by reference.

 5.1*            Opinion of Debevoise & Plimpton.

 23.1*           Consent of Ernst & Young LLP.

 23.2            Consent of Debevoise & Plimpton (included in Exhibit 5.1).

 24.1 Powers of Attorney, previously filed as Exhibit 24.1 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (No. 333-62558) and incorporated herein by reference.

 99.1 Principal Financial Group, Inc. Stock Incentive Plan, previously filed as Exhibit 10.1 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (No. 333-62558) and incorporated herein by reference.

 99.2 Principal Financial Group Long-Term Performance Plan, previously filed as Exhibit 10.2 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (No. 333-62558) and incorporated herein by reference.

 99.3 Principal Financial Group, Inc. Directors Stock Plan, previously filed as Exhibit 10.4 to Principal Financial Group's Registration Statement on Form S-1 (No. 333-62558) and incorporated herein by reference.

 99.4*           Principal Financial Group, Inc. Employee Stock Purchase Plan

 *filed herewith